UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2017

GORES HOLDINGS II, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37979	81-3563824
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

9800 Wilshire Blvd.
Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

(310) 209-3010
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On January 19, 2017, Gores Holdings II, Inc. (the Company”) consummated its initial public offering (the “IPO”) of 40,000,000 units (the “Units”), including the issuance of 2,500,000 Units as a result of the underwriter’s partial exercise of its over-allotment option.  Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”), and one-third of one warrant of the Company (“Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. The Units were sold at a price of $10.00 per share, generating gross proceeds to the Company of $400,000,000.

Simultaneously with the closing of the IPO, the Company completed the private sale of 6,666,666 warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant, to the Company’s sponsor, Gores Sponsor II LLC (the “Sponsor”), generating gross proceeds to the Company of approximately $10,000,000. The Private Placement Warrants are identical to the warrants sold as part of the Units in the IPO, except that the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants (except to certain permitted transferees) until 30 days after the completion of the Company’s initial business combination. The Private Placement Warrants are also not redeemable by the Company so long as they are held by the Sponsor or its permitted transferees.

A total of $400,000,000, comprised of $392,000,000 of the proceeds from the IPO, including approximately $14,000,000 of the underwriter’s deferred discount, and $8,000,000 of the proceeds of the sale of the Private Placement Warrants, were placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.  Except with respect to interest earned on the funds in the trust account that may be released to the Company to fund regulatory compliance requirements and other costs related thereto, subject to an annual limit of $750,000, for a maximum of 24 months, and/or to pay its franchise and income taxes, the proceeds from the IPO will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of its public shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO and (iii) the redemption of all of the Company’s public shares if it is unable to complete its business combination within 24 months from the closing of the IPO, subject to applicable law.

On January 12, 2017, in connection with the IPO, the Company filed its previously approved Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and entered into the following agreements previously filed as exhibits to the Company registration statement (File No. 333-215033):

•                  A Warrant Agreement, dated January 12, 2017, between the Company and Continental Stock Transfer & Trust Company.

•                  An Investment Management Trust Agreement, dated January 12, 2017, between the Company and Continental Stock Transfer & Trust Company.

•                  A Registration Rights Agreement, dated January 12, 2017, among the Company, Gores Sponsor II LLC and certain other security holders named therein.

•                  A Sponsor Warrants Purchase Agreement, dated January 12, 2017, between the Company and Gores Sponsor II LLC.

•                  An Administrative Services Agreement, dated January 12, 2017, between the Company and The Gores Group, LLC.

•                  A Letter Agreement, dated January 12, 2017, among the Company, its officers and directors and Gores Sponsor II LLC.

On January 12, 2017, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO. On January 19, 2017, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO and the partial exercise of the underwriter’s over-allotment option.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

3.1	Amended and Restated Certificate of Incorporation.

4.1	Warrant Agreement, dated January 12, 2017, between the Company and Continental Stock Transfer & Trust Company.

10.1	Investment Management Trust Agreement, dated January 12, 2017, between the Company and Continental Stock Transfer & Trust Company.

10.2	Registration Rights Agreement, dated January 12, 2017, among the Company, Gores Sponsor II LLC and certain other security holders named therein.

10.3	Sponsor Warrants Purchase Agreement, dated January 12, 2017, between the Company and Gores Sponsor II LLC.

10.4	Administrative Services Agreement, dated January 12, 2017, between the Company and The Gores Group, LLC.

10.5	Letter Agreement, dated January 12, 2017, among the Company, its officers and directors and Gores Sponsor II LLC.

99.1	Press Release, dated January 12, 2017.

99.2	Press Release, dated January 19, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gores Holdings II, Inc.

Date: January 19, 2017	By:	/s/ Andrew McBride
	Name:	Andrew McBride
	Title:	Chief Financial Officer
and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

3.1	Amended and Restated Certificate of Incorporation.

4.1	Warrant Agreement, dated January 12, 2017, between the Company and Continental Stock Transfer & Trust Company.

10.1	Investment Management Trust Agreement, dated January 12, 2017, between the Company and Continental Stock Transfer & Trust Company.

10.2	Registration Rights Agreement, dated January 12, 2017, among the Company, Gores Sponsor II LLC and certain other security holders named therein.

10.3	Sponsor Warrants Purchase Agreement, dated January 12, 2017, between the Company and Gores Sponsor II LLC.

10.4	Administrative Services Agreement, dated January 12, 2017, between the Company and The Gores Group, LLC.

10.5	Letter Agreement, dated January 12, 2017, among the Company, its officers and directors and Gores Sponsor II LLC.

99.1	Press Release, dated January 12, 2017.

99.2	Press Release, dated January 19, 2017.